Exhibit 99

Patterson Companies Announces Leadership Transition

Scott Anderson Steps Down as Chairman, President and CEO

Jim Wiltz to Serve as Interim President and CEO; John Buck Appointed Chairman

JUNE 1, 2017 (ST. PAUL, Minn.) – Patterson Companies, Inc. (Nasdaq: PDCO) today announced that Scott P. Anderson, President, Chief Executive Officer and Chairman of the Board, will step down from those roles, effective immediately. Mr. Anderson will continue to serve as a Director until the 2017 Annual Meeting of Shareholders, but will not stand for re-election to the Board. James W. Wiltz, a current director and the Company’s former Chief Executive Officer, will assume the role of Interim President and Chief Executive Officer and remain on the Board. John D. Buck, currently the Company’s Lead Director, will assume the role of non-executive Chairman. The Company’s Board of Directors has formed a search committee, consisting of Ellen A. Rudnick, Jody H. Feragen, Neil A. Schrimsher and Mr. Buck, and has retained Spencer Stuart to begin an immediate search for a permanent President and Chief Executive Officer.

“On behalf of the Board, I want to thank Scott for his many contributions to Patterson throughout his tenure. Under his leadership, Patterson has refined its focus on core, synergistic markets, modernized its technology platform and enhanced its team to position the Company to drive innovation, profitable growth and long-term shareholder value. After careful consideration, Scott and the Board have mutually determined that now is the time for a new leader to guide Patterson going forward,” said Mr. Buck. “I also want to thank Jim for stepping in on an interim basis to lead the Company that he knows so well. I am confident Patterson is in excellent hands as the Board conducts a thorough search for the next leader.”

“I’m pleased to step into the role of Interim CEO,” said Mr. Wiltz. “I look forward to working with the team as we maintain a laser-focus on sales execution while ensuring we remain the partner of choice across our core markets with the right sales, service, support and product offerings to capitalize on our competitive strengths and the market opportunities ahead.”

Mr. Anderson said, “It has been my honor to lead this great Company over the past seven years and to be a part of its growth story for the past 25 years. We have amazing customers and employees, all of whom have very bright futures ahead. I look forward to assisting the Board in the transition and watching the Company thrive for decades to come.”

Mr. Anderson has agreed to serve in a Special Advisor capacity to the Company, subject to certain non-compete and non-solicit provisions and other terms and conditions, and will be available to the Company to advise on certain matters at its sole request. The full details of the agreement will be filed with the Securities and Exchange Commission.

James W. Wiltz Biography

Mr. Wiltz has served as a director of Patterson since March 2001 and held a variety of roles over more than 40 years at Patterson, before retiring as the Company’s President and Chief Executive Officer in April 2010, a role he had held since May 2005. Prior to assuming that role, Mr. Wiltz served as our President and Chief Operating Officer from April 2003 through May 2005. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. Since January 2010, Mr. Wiltz has served as a director of HealthEast Care System, a non-profit healthcare provider, and on its finance committee.

Fiscal 2018 Guidance

Patterson reiterated its previously provided earnings guidance from continuing operations for fiscal 2018:

•	GAAP earnings are expected to be in the range of $1.90 to $2.05 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $2.25 to $2.40 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expense of approximately $25.5 million ($0.27 per diluted share)

•	Integration and business restructuring expenses of approximately $6.4 million ($0.07 per diluted share)

•	Transaction-related costs of approximately $0.3 million ($0.00 per diluted share)

The Company’s guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. The guidance assumes North American and international market conditions similar to those experienced in fiscal 2017.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing below is provided to adjust reported GAAP measures, namely earnings from continuing operations, net income from continuing operations, and earnings per diluted share from continuing operations, for the impact of transaction related costs, deal amortization, intangible asset impairment, integration and business restructuring expenses, accelerated debt issuance costs and discrete tax matters.

Management believes that these non-GAAP measures may provide a helpful representation of the Company’s earnings guidance for fiscal 2018, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

About Patterson Companies, Inc.

Patterson Companies, Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

CONTACT:	Ann B. Gugino, 651.686.1600
Executive Vice President & CFO

or

John M. Wright, 651.686.1364
Vice President, Investor Relations

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 29, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$96,155	$178	$9,745	$—	$257	$—	$—	$106,335
Other expense, net	(10,368)	—	—	—	—	—	—	(10,368)

Income from continuing operations before taxes	85,787	178	9,745	—	257	—	—	95,967
Income tax expense	24,430	67	3,375	—	98	—	2,383	30,353

Net income from continuing operations	$61,357	$111	$6,370	$—	$159	$—	$(2,383)	$65,614

Diluted EPS from continuing operations*	$0.65	$—	$0.07	$—	$—	$—	$(0.03)	$0.69

Consolidated operating income as a % of sales	6.7%							7.4%
Effective tax rate	28.5%							31.6%

For the three months ended April 30, 2016	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$106,344	$567	$10,779	$—	$1,948	$—	$—	$119,638
Other expense, net	(8,543)	—	—	—	—	—	—	(8,543)

Income from continuing operations before taxes	97,801	567	10,779	—	1,948	—	—	111,095
Income tax expense	32,181	214	3,869	—	736	—	—	37,000

Net income from continuing operations	$65,620	$353	$6,910	$—	$1,212	$—	$—	$74,095

Diluted EPS from continuing operations*	$0.68	$—	$0.07	$—	$0.01	$—	$—	$0.77

Consolidated operating income as a % of sales	7.3%							8.2%
Effective tax rate	32.9%							33.3%

For the twelve months ended April 29, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$287,928	$1,657	$39,957	$36,312	$6,561	$—	$—	$372,415
Other expense, net	(37,047)	—	—	—	—	—	—	(37,047)

Income from continuing operations before taxes	250,881	1,657	39,957	36,312	6,561	—	—	335,368
Income tax expense	77,093	625	13,769	13,263	2,481	—	4,789	112,020

Net income from continuing operations	$173,788	$1,032	$26,188	$23,049	$4,080	$—	$(4,789)	$223,348

Diluted EPS from continuing operations*	$1.82	$0.01	$0.27	$0.24	$0.04	$—	$(0.05)	$2.34

Consolidated operating income as a % of sales	5.1%							6.7%
Effective tax rate	30.7%							33.4%

For the twelve months ended April 30, 2016	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$347,713	$13,699	$39,468	$—	$7,144	$—	$—	$408,024
Other expense, net	(46,020)	—	—	—	—	5,153	—	(40,867)

Income from continuing operations before taxes	301,693	13,699	39,468	—	7,144	5,153	—	367,157
Income tax expense	116,009	3,339	14,051	—	2,701	1,948	(12,300)	125,748

Net income from continuing operations	$185,684	$10,360	$25,417	$—	$4,443	$3,205	$12,300	$241,409

Diluted EPS from continuing operations*	$1.90	$0.11	$0.26	$—	$0.05	$0.03	$0.13	$2.47

Consolidated operating income as a % of sales	6.5%							7.6%
Effective tax rate	38.5%							34.2%

*	May not sum due to rounding